UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report :August 18, 2003

Date of earliest event reported:  August 16, 2003

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 440

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

                On August 16, 2003 Precision Castparts Corp. (“PCC”) entered into an Agreement and Plan of Merger (“Merger Agreement”) among PCC; Star Acquisition LLC, a  Pennsylvania limited liability company and a wholly owned subsidiary of PCC (“Star”); and SPS Technologies, Inc., a Pennsylvania corporation (“SPS”). Pursuant to the Merger Agreement, SPS will be merged with and into Star with Star, to be renamed as SPS Technologies LLC, to continuing as the surviving corporation and a wholly owned subsidiary of PCC.

PCC will pay the merger consideration in cash and shares of PCC common stock. Under the terms of the merger agreement, 50% of the issued and outstanding shares of SPS will be converted into $43.00 cash per SPS share and the remaining 50% of the SPS shares will be converted into 1.36 shares of PCC common stock per SPS share, in each case at the election of the holder and subject to proration mechanisms.  The transaction is intended to be treated as a reorganization under Section 368(a) of the Internal Revenue Code with respect to the shares of PCC common stock received by SPS shareholders.

This transaction has been approved by the boards of directors of both companies and is subject to approval by regulatory authorities and an 80 percent vote by the shareholders of SPS.

A copy of the Merger Agreement is attached as Exhibit 2, and a copy of PCC’s press release, announcing the execution of the Merger Agreement, is attached as Exhibit 99.

The foregoing description of the merger is not complete. For further information, please refer to the Merger Agreement and the press release which are filed with this Form 8-K.

Additional Information About This Transaction

                PCC and SPS will file a proxy statement/prospectus and other documents regarding this transaction with the Securities and Exchange Commission. PCC and SPS will mail the proxy statement/prospectus to the SPS security holders. These documents will contain important information about this transaction, and we urge you to read these documents when they become available.

You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents free of charge from PCC at the PCC Corporate Center/Financial Documents section of www.precast.com or by contacting PCC Investor Relations at (503) 417-4850.  They may also be obtained under Financial Information in the Investor Relations section of www.spstech.com or by contacting SPS Investor Relations at (215) 517-2001.

Participants in This Transaction

        PCC and SPS and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of PCC and SPS and information about other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about PCC’s executive officers and directors in PCC’s proxy statement (DEF14A) filed with the SEC on July 7, 2003. You can find information about SPS’s officers and directors in their proxy statement (DEF14A) filed with the SEC on March 31, 2003.  You can obtain free copies of these documents from the SEC, PCC, or SPS using the contact information above.

 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	Exhibit 2	Agreement and Plan of Merger dated as of August 16, 2003, among Precision Castparts Corp., SPS Technologies, Inc. and Star Acquisition LLC
	Exhibit 99	Precision Castparts Corp. press release dated August 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	August 18, 2003	By:	/s/ William D. Larsson
		Name:	William D. Larsson
		Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2	Agreement and Plan of Merger dated as of August 16, 2003, among Precision Castparts Corp., SPS Technologies, Inc. and Star Acquisition LLC
Exhibit 99	Precision Castparts Corp. press release dated August 18, 2003.